UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reportedly): September 29, 2008

                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

      Florida                            2-11102                    59-1564329
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
of Incorporation)                                            Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
               Registrants telephone number, including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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     Item 1.01 Entry Into a Material Definitive Agreement

     The Company has entered into a subordinated short term loan agreement with two affiliated companies controlled by its president, Peter G. Dornau, in the aggregate amount of One Million Dollars ($1,000,000) effective September 29, 2008. These subordinated demand notes bear interest at the rate of prime less one (1%) per cent for all funds advanced. The interest rate on these borrowings are lower than those charged by the Company's primary lender, Regions Bank. Accordingly, it is anticipated that the prospective blended cost of debt will be favorably impacted.

     Item 9.01(d) Exhibits - None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 29, 2008
                                   Ocean Bio-Chem, Inc.

                                   /s/ Jeffrey S. Barocas
                                   Jeffrey S. Barocas
                                   Chief Financial Officer